UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 30, 2006

                            Entertainment Is Us, Inc.

             (Exact name of registrant as specified in its charter)


            Delaware                    001-31263               98-034160
 (State or other jurisdiction          (Commission          (I.R.S. Employer
of incorporation or organization)      File Number)         Identification No.)


                              One Magnificent Mile
                      980 North Michigan Avenue, Suite 1400
                                Chicago, IL 60611
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 988-4808

                                   Copies to:
                           Andrew J. Guzikowski, Esq.
                          Whyte Hirschboeck Dudek S.C.
                              555 East Wells Street
                                   Suite 1900
                               Milwaukee, WI 53202
                                 (414) 273-2100
                              (414) 223-5000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Not applicable.

     (b) On August 30, 2006, Mr. Noriyuki Kanayama delivered his written resignations from the positions of Chairman and Director, and Chief Executive Officer, of Entertainment Is Us, Inc., a Delaware corporation (the "Company"). A copy of Mr. Kanayama's resignation letter is attached to this Current Report as
Exhibit 99.1. On September 6, 2006, the Company issued a Press Release announcing Mr. Kanayama's resignation and other developments. A copy of the Press Release is attached to this Current Report as Exhibit 99.2. Following Mr. Kanayama's resignation, Loic Humphreys remained as the sole Director of the Company.

     (c) (1) On September 2, 2006, Mr. Humphreys, as sole Director, elected Miguel Sebastia to serve as Interim Chief Executive Officer of the Company (and, as reported under Item (d), below, appointed Mr. Sebastia as a Director of the Company to fill the vacancy created by Mr. Kanayama's resignation).

          (2) The following information with respect to Mr. Sebastia is furnished pursuant to Item 5.02(c)(2):

          Business Experience During the past 5 Years. Since April 1997, Mr. Sebastia has been President of i-Latina LLC, New York, New York, a company providing marketing and advertising solutions for corporations worldwide with special value to those reaching out or expanding their operations in the U.S. Hispanic markets or in Latin America.

          Directorships in Other Reporting Companies. Mr. Sebastia does not serve as a director of any company subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

          Family Relationships. There are no family relationships between Mr. Sebastia and any other director or executive officer of the Company or any of its subsidiaries.

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
          Certain Relationships and Related Transactions. During the past two years there have been no transactions and, as of the date of this Current Report there are no proposed transactions (or in either case any series of transactions) between Mr. Sebastia, or any company controlled by him, or any member of his immediate family (which includes his spouse, parents,
     children,   siblings,   and   in-laws)  and  the  Company  or  any  of  its
     subsidiaries.

          (3) As of the date of this Current Report, the Company has not entered into an employment agreement with Mr. Sebastia.

     (d) The following information is furnished pursuant to Item 5.02(d):

          (1) On September 2, 2006, Mr. Miguel Sebastia (named in response to Item (c), above) was appointed as a Director of the Company to fill the vacancy created by Mr. Kanayama's resignation.

          (2) There was no arrangement or understanding between Mr. Sebastia and any other persons pursuant to which Mr. Sebastia was selected as a Director of the Company.

          (3) Not applicable; the Board of Directors of the Company has no formally constituted committees.

          (4) During the past two years there have been no transactions and, as of the date of this Current Report there are no proposed transactions (or in either case any series of transactions) between Mr. Sebastia, or any company controlled by him, or any member of his immediate family (which includes his spouse, parents, children, siblings, and in-laws) and the Company or any of its subsidiaries.


Item 7.01 Regulation FD Disclosure.

     On September 6, 2006, the Company issued a Press Release announcing among other things that it has retained the law firm of Whyte Hirschboeck Dudek S.C. as independent securities and corporate counsel, replacing its former counsel. A copy of the Press Release is attached to this Current Report as Exhibit 99.2.


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
Item 9.01 Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired. Not applicable.

     (b)  Pro forma financial information. Not applicable.

     (c)  Shell company transactions. Not applicable.

     (d)  Exhibits. The following exhibits are filed with this Current Report:

          Exhibit 99.1 Resignation letter of Noriyuki Kanayama dated August 30, 2006.

          Exhibit 99.2 Press release dated September 6, 2006.



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
                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Entertainment Is Us, Inc., Registrant





                                Date: September 6, 2006


                                /S/ Miguel Sebastia
                                -------------------
                                Miguel Sebastia,
                                Interim Chief Executive Officer




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